                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                KIRBY CORPORATION

                                       AND

                            KIRBY INLAND MARINE, INC.

                                       AND

                             HOLLYWOOD MARINE, INC.

                                       AND

                   THE SHAREHOLDERS OF HOLLYWOOD MARINE, INC.,
                             C. BERDON LAWRENCE AND
                     ROBERT B. EGAN AND EDDY J. ROGERS, JR.,
               AS CO-TRUSTEES UNDER CERTAIN BERDON LAWRENCE TRUSTS







                            DATED AND EFFECTIVE AS OF

                                  JULY 28, 1999

                               TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I.  THE MERGER............................................................................................2
               1.1.      The Merger...............................................................................2
               1.2.      Effective Time...........................................................................2
               1.3.      Effects of the Merger....................................................................2
               1.4.      Conversion of Shares.....................................................................3
               1.5.      Merger Consideration Adjustment..........................................................4
               1.6.      Payment of Estimated AAA Account and Distribution of Assets to Lawrence at the
                         Effective Time...........................................................................5

ARTICLE II.  REPRESENTATIONS AND WARRANTIES  OF HOLLYWOOD AND THE SHAREHOLDERS....................................6
               2.1.      Organization and Qualification...........................................................6
               2.2.      Capital Stock and Other Securities.......................................................6
               2.3.      Investments..............................................................................7
               2.4.      Financial Statements.....................................................................7
               2.5.      Charter Documents and Records............................................................7
               2.6.      Absence of Undisclosed Liabilities.......................................................7
               2.7.      Tax Returns and Payments.................................................................8
               2.8.      Consents.................................................................................9
               2.9.      Authority; Validity; Conflicts...........................................................9
               2.10.     Absence of Certain Changes or Events.....................................................9
               2.11.     Title and Condition of Assets and Related Matters.......................................11
               2.12.     Lists of Properties, Loan Agreements, Employee Plans....................................12
               2.13.     Material Contracts......................................................................13
               2.14.     Material Defaults.......................................................................13
               2.15.     Licenses................................................................................13
               2.16.     Litigation, Proceedings and Compliance With Law.........................................13
               2.17.     Insurance...............................................................................13
               2.18.     Self-Insured Claims.....................................................................14
               2.19.     Employee Benefits.......................................................................14
               2.20.     Absence of Certain Transactions.........................................................14
               2.21.     Labor Matters...........................................................................15
               2.22.     Patents, Trade Names, Trademarks........................................................15
               2.23.     Year 2000 Compliance....................................................................15
               2.25.     Qualification; Purchase for Investment..................................................16
               2.26.     Broker Fees Payable.....................................................................17

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF PARENT...........................................................17
               3.1.      Organization............................................................................17
               3.2.      Authority...............................................................................17
               3.3.      Parent Shares...........................................................................17
               3.4.      SEC Reports.............................................................................18
               3.5.      Consents................................................................................18

               3.6.      Brokers.................................................................................18
               3.7.      Changes in Capital Stock; Market Activity...............................................18

ARTICLE IV.  COVENANTS...........................................................................................18
               4.1.      Shareholders and Hollywood..............................................................18
               4.2.      Parent..................................................................................22

ARTICLE V.  ADDITIONAL AGREEMENTS................................................................................23
               5.1.      Employment Agreement....................................................................23
               5.2.      Termination of Gebhardt Pledge at Closing; Release of Lawrence Pledge...................23
               5.3.      Dividends and Distribution of Assets to the Shareholders................................23
               5.4.      Additional Tax Basis....................................................................23
               5.5.      Non-Competition Agreement...............................................................23
               5.6.      Disclosure Supplements..................................................................24
               5.7.      No Implied Representations or Warranties................................................24
               5.8.      Employee Benefit Matters................................................................24
               5.9.      Resignation of Directors................................................................25
               5.10.     Registration Rights.....................................................................25
               5.11.     Cooperation of the Shareholders.........................................................25
               5.12.     Access to Information...................................................................26
               5.13.     Action Prejudicial to Tax Treatment.....................................................26
               5.14.     Final Federal Tax Return of Hollywood as a Subchapter S Corporation.....................26
               5.15.     Corporate Name..........................................................................26
               5.16.     Voting..................................................................................27
               5.17.     Parent's Board of Directors.............................................................27

ARTICLE VI.  CONDITIONS PRECEDENT TO PARENT'S OBLIGATIONS........................................................27
               6.1.      Confirmation of Representations and Warranties..........................................27
               6.2.      Compliance with Agreement...............................................................27
               6.3.      Shareholders and Officer Certificate....................................................27
               6.4.      Consents................................................................................27
               6.5.      HSR Act.................................................................................27
               6.6.      Confirmation of Representations and Warranties..........................................28
               6.7.      No Violation............................................................................28
               6.8.      Absence of Material Changes.............................................................28
               6.9.      Disclosure Schedule.....................................................................28
               6.10.     Deliveries.  At the Closing:............................................................28

ARTICLE VII.  CONDITIONS PRECEDENT TO THE SHAREHOLDERS' OBLIGATIONS..............................................28
               7.1.      Confirmation of Representations and Warranties..........................................28
               7.2.      Compliance with Agreement...............................................................29
               7.3.      Parent Certificate......................................................................29
               7.4.      Absence of Material Changes.............................................................29

               7.5.      Consents................................................................................29
               7.6.      HSR Act.................................................................................29
               7.7.      Confirmation of Representations and Warranties..........................................29
               7.8.      Deliveries.  At the Closing:............................................................29

ARTICLE VIII.  CLOSING PROCEDURES................................................................................30
               8.1.      Closing.................................................................................30

ARTICLE IX.  ACCESS TO INFORMATION AND CONFIDENTIALITY...........................................................30

ARTICLE X.  NON-SURVIVAL OF REPRESENTATIONS AND RELEASE OF LIABILITY.............................................31
               10.1.     Non-Survival of Representations and Warranties by HMI and the Shareholders..............31
               10.2.     Release of Liability....................................................................31
               10.3.     Indemnification by Shareholders.........................................................31
               10.4.     Limitations on Indemnification by Shareholders..........................................32
               10.5.     Notice of Claims; Defense...............................................................32
               10.6.     Notice of Governmental Actions; Defense.................................................33
               10.7.     Performance After Effective Date........................................................33
               10.8.     Disputes................................................................................33

ARTICLE XI.  MISCELLANEOUS.......................................................................................34
               11.1.     Memorandum; Disclaimer of Projections...................................................34
               11.2.     Knowledge...............................................................................34
               11.3.     Expenses................................................................................34
               11.4.     Parties Bound...........................................................................34
               11.5.     Notices.................................................................................34
               11.6.     CHOICE OF LAW...........................................................................35
               11.7.     Jurisdiction and Venue..................................................................35
               11.8.     Disclosure Schedule.....................................................................36
               11.9.     Entire Agreement; Amendments and Waivers................................................36
               11.10.    Termination.............................................................................36
               11.11.    Liability for Termination...............................................................37
               11.12.    Assignment..............................................................................37
               11.13.    Attorneys' Fees.........................................................................37
               11.14.    Further Assurances......................................................................37
               11.15.    Announcements and Press Releases........................................................38
               11.16.    Multiple Counterparts...................................................................38
               11.17.    Headings................................................................................38
               11.18.    Severability............................................................................38

EXHIBITS

Exhibit A -Assets to be Distributed to Lawrence
Exhibit B - Form of Employment Agreement
Exhibit C - Form of Registration Rights Agreement

SCHEDULES

Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger ("Agreement"), dated and effective as of July 28, 1999, is by and among (i) Kirby Corporation, a Nevada corporation ("Parent"); (ii) Kirby Inland Marine, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"); (iii) Hollywood Marine, Inc., a Texas corporation ("Hollywood") and (iv) C. Berdon Lawrence ("Lawrence"), the Berdon Lawrence 1999 Retained Annuity Trust, and the Berdon Lawrence GST Trusts, as defined in that certain Agreement Creating the Berdon Lawrence GST Trusts (the "Shareholders").

                                    RECITALS

         A. The respective Boards of Directors of Parent and Sub and the Shareholders have determined that the acquisition of Hollywood by Parent is desirable and in the best interests of the shareholders of the respective companies.

         B. The respective Boards of Directors of Parent and Sub, and the Parent, acting as the sole shareholder of Sub, have approved the merger of Hollywood with and into Sub upon the terms and subject to the conditions set forth herein.

         C. The sole Director of Hollywood and the Shareholders, who have represented to Parent that they own one hundred percent (100%) of the outstanding capital stock of Hollywood (the "Shares"), have approved the merger of Hollywood with and into Sub upon the terms and subject to the conditions set forth herein.

         D. The parties intend that the merger shall be treated for United States federal income tax purposes as a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended, and that this Agreement, as it relates to the merger , shall constitute a "plan of reorganization" within the meaning of the regulations promulgated under Section 368.

         E. The parties desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the merger.

         F. Hollywood and the Subsidiaries (as defined in Article II) are collectively referred to in this Agreement as "HMI."

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholders and Parent hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER

         1.1. The Merger. At the Effective Time (as defined below), and on the terms and subject to the conditions set forth in this Agreement, Hollywood shall be merged with and into Sub (the "Merger"), Sub shall continue its corporate existence as the surviving corporation in the Merger (the "Surviving Corporation"), and the separate corporate existence of Hollywood shall cease.

         1.2. Effective Time. The Merger shall become effective when the Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of applicable state law, is filed with the applicable governmental authorities; provided, however, that, upon mutual consent of Sub and Hollywood, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than one business day after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the later of the time at which the Certificate of Merger is accepted for record or such later time so established by the Certificate of Merger. The day of the Effective Time shall be the "Effective Date" and shall be the day of Closing as defined in Article VIII. The filing of the Certificate of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth herein.

         1.3. Effects of the Merger.

                  (a) The Merger shall have the effects set forth in Article
         5.06 of the Texas Business Corporation Act, as amended, and Section 259 of the Delaware General Corporation Law, as amended.

                  (b) As of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, all of the shares of capital stock of Hollywood issued and outstanding immediately prior to the Effective Time shall be converted into the Merger Consideration (as defined below).

                  (c) On and after the Effective Time, the Shareholders shall cease to have any rights as shareholders of Hollywood, except their right to receive Merger Consideration (as defined below), and, until surrendered in the manner herein provided, each outstanding certificate which prior to the Effective Time represented shares of common stock of Hollywood shall be deemed for all corporate purposes to evidence the right to receive the Merger Consideration. Each share of Hollywood stock held in treasury immediately prior to the Effective Time shall, by virtue of the Merger, be canceled and retired and cease to exist, without any conversion thereof.

                  (d) As of the Effective Time, the Certificate of Incorporation of Sub shall be the Certificate of Incorporation of the Surviving Corporation, and the Bylaws of Sub shall be the Bylaws of the Surviving Corporation.

                  (e) Until successors are duly elected or appointed and qualified in accordance with applicable law, the directors and officers of Sub immediately prior to the Effective Time shall be, upon the effectiveness of the Merger, the directors and officers of the Surviving Corporation.

         1.4. Conversion of Shares. At the Effective Time, each Share will be converted into the right to receive from Parent, as merger consideration, a pro rata portion of the shares of stock in the Parent and cash in the amounts described below and aggregating $325,000,000, subject to the adjustment for changes in working capital stated in Section 1.4(a) below and less (a) the amount of Funded Indebtedness of Hollywood and subsidiaries that are consolidated with Hollywood in the financial statements described in clauses (a) and (b) of Section 2.4 (as named on Section 2.3 of the Disclosure Schedule (as defined below), the "Consolidated Subsidiaries") at the Effective Time, (b) the amount of liabilities with respect to minority interests in Consolidated Subsidiaries at the Effective Time and (c) the Estimated AAA Account, as defined below (the "Merger Consideration"). The Merger Consideration shall be further adjusted pursuant to Section 1.5 below. Hollywood shall estimate, reasonably and in good faith, the amount of the accumulated adjustments account of Hollywood (the "AAA Account") at the Effective Time, computed in accordance with good accounting and tax practices applicable to corporations electing Subchapter S treatment under the Internal Revenue Code and consistent with Hollywood's historical practices, and prior to deduction of the fair value of the assets to be distributed to Lawrence pursuant to the terms of this Agreement and listed in Exhibit A hereto (the "Lawrence Distributions"), the fair value of which shall be determined by the Shareholders (the "Estimated AAA Account") , subject to the consent of Parent, such consent not to be unreasonably withheld. The calculation amount of such Estimated AAA Account and the fair value of the Lawrence Distributions shall be delivered to Parent three (3) days prior to the Closing. Each Shareholder shall be entitled to receive a portion of the Merger Consideration pro rata in the proportion that such Shareholder's Shares bears to all the Shares.

         The Merger Consideration shall be as follows:

                  (a) First Hollywood shall estimate, reasonably and in good faith, the amount of the Effective Date Net Current Assets (as defined below) of Hollywood and Consolidated Subsidiaries as of the close of business on the Effective Date (the "Estimated Effective Date Net Current Assets"). In the event that the Net Current Assets of Hollywood and Consolidated Subsidiaries as of the Financial Statement Date (the "April 30 Net Current Assets") exceed the Estimated Effective Date Net Current Assets, such excess amount shall be subtracted from the Merger Consideration; similarly in the event that the Estimated Effective Date Net Current Assets exceed the April 30 Net Current Assets such excess amount shall be added to the Merger Consideration.

                  (b) Forty per cent (40%) of the sum of the Merger Consideration calculated pursuant to this Section 1.4 plus an amount equal to the Estimated AAA Account shall be paid at Closing in the form of shares of common stock, par value $0.10 per share, of the Parent ("Parent Shares") valued at a price per share equal to the average trading price on the New York Stock Exchange for the 20 trading days preceding three (3) days prior to the Closing ("the Parent Share Price"); provided that if such price is less than $17.50, then the Parent Share Price shall be equal to $17.50 or greater than $21.50, then the Parent Share Price shall be equal to $21.50.

                  (c) The balance of the Merger Consideration shall be paid at Closing in cash by wire transfer of same-day funds.

                  "Funded Indebtedness" of Hollywood and Consolidated Subsidiaries shall include any amounts for borrowed money and amounts owed under capital leases and shall be determined in accordance with generally accepted accounting principles, consistently applied with Hollywood's historical practices. The Funded Indebtedness of Hollywood and Consolidated Subsidiaries as of April 30, 1999, has been included in the Disclosure Schedule.

         1.5 Merger Consideration Adjustment.

                  (a) The Shareholders shall prepare and deliver to the Parent within sixty (60) days after the Effective Date a statement (the "Net Current Assets Statement") that shows the Net Current Assets (as defined below) of Hollywood and Consolidated Subsidiaries as of the close of business on the Effective Date (the "Effective Date Net Current Assets"). Parent and Sub shall participate and cooperate with the Shareholders in preparation of the Net Current Assets Statement and shall permit the Shareholders to have full and complete access to the books and records of Hollywood and Consolidated Subsidiaries in order to prepare such statement.

                  (i) In the event that the Estimated Effective Date Net Current Assets exceed the Effective Date Net Current Assets, the Shareholders (in proportion to their ownership of the Shares) shall, within six (6) business days of the delivery of the Net Current Assets Statement, pay to the Parent the amount of such excess in cash, less the Parent Adjustments (as defined below), if any, and subject to the last two sentences of Subsection (b) below;

                  (ii) In the event that the Effective Date Net Current Assets exceed the Estimated Effective Date Net Current Assets, the Parent shall, within six (6) business days of the delivery of the Net Current Asset Statement, pay to the Shareholders the amount of such excess by delivery of an additional number of Parent Shares equal to such excess divided by the Parent Share Price and rounded to the nearest integer, less the Parent Adjustments (as defined below), if any, and subject to the last two sentences of Subsection (b) below;

                  (b) Should the Parent believe that the Net Current Assets Statement does not accurately state the Effective Date Net Current Assets, the Parent shall give written notice to the Shareholders within five (5) business days following the receipt of the Net Current Assets Statement from the Shareholders that it disputes the amount of the Effective Date

         Net Current Assets determined by the Shareholders, and the amount, nature and basis for specific adjustments to such statement (the "Parent Adjustments"). The Shareholders will have five (5) business days following receipt of the Parent's notice proposing Parent Adjustments to review such notice and to prepare and submit to the Parent a written response thereto. Within and during the period ending thirty (30) days after submission to the Parent of such response, the Parent and the Shareholders and their respective accountants shall meet and use their best efforts to resolve the Parent Adjustments and agree upon the amount of the Effective Date Net Current Assets. If the parties are unable to reach an agreement during such period, the Parent and the Shareholders shall select an independent, nationally recognized accounting firm (which shall not be an accounting firm engaged for any purpose within the past five (5) years by either the Parent or the Shareholders) to determine the amount of the Effective Date Net Current Assets, which determination shall be binding on the Parent and the Shareholders. If the parties are unable to agree on the selection of such other accounting firm within ten (10) days, either the Parent or the Shareholders may request the American Arbitration Association to select a nationally recognized accounting firm (which shall not be an accounting firm engaged for any purpose within the past five (5) years by either the Parent or the Shareholders) to determine the amount of the Effective Date Net Current Assets, and such determination shall be binding and conclusive on all parties hereto. On the first (1st) business day after the determination of the Effective Date Net Current Assets, whether by agreement of the Parent and the Shareholders or determination by a nationally recognized accounting firm, the Parent shall pay to the Shareholders, or the Shareholders shall pay to the Parent, as the case may be, the excess in accordance with Sections 1.5(a)(i) and 1.5(a)(ii) above, determined in Parent Shares at the Parent Share Price, or cash, as the case may be. The expenses of any independent accounting firm selected (and the American Arbitration Association, if necessary) shall be shared equally by the Shareholders, on the one hand, and the Parent, on the other.

                  (c) For purposes of Section 1.4 and this Section 1.5, the term "Net Current Assets" shall mean the amount by which net current assets exceed net current liabilities, all as determined in accordance with generally accepted accounting principles, consistently applied in accordance with Hollywood's accounting policies; provided, however, that the current portion of long term indebtedness (to the extent included in Funded Indebtedness) shall be eliminated as a current liability; and provided further that all fees and expenses (including without limitation investment banking, accounting and legal) incurred by Hollywood in connection with the transaction contemplated by this Agreement and in connection with the process of identifying and negotiating with parties interested in acquiring Hollywood shall be considered current liabilities of Hollywood as of the close of business on the Effective Date (to the extent not paid prior to the Effective
         Date).

         1.6. Payment of Estimated AAA Account and Distribution of Assets to Lawrence at the Effective Time. At the Effective Time, Hollywood shall pay a dividend to the Shareholders in an aggregate amount equal to the Estimated AAA Account, consisting of (i) the Lawrence Distributions and (ii) cash equal to the balance of the estimated AAA Account after subtracting the fair value of the Lawrence Distributions. Hollywood shall pay the

Shareholders, other than Lawrence, in cash and shall pay cash and distribute the Lawrence Distributions to Lawrence. The cash dividend payment required by this
Section 1.6 shall be eliminated in any calculations required by this Article I, including any calculations of Funded Indebtedness or Net Current Assets, as if the payment required by this Section 1.6 was made after the Closing and Effective Time.

                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES
                        OF HOLLYWOOD AND THE SHAREHOLDERS

         The Shareholders and Hollywood have delivered to Parent on or prior to the execution hereof a disclosure schedule (the "Disclosure Schedule") that contains appropriate references to identify the representations and warranties herein to which the information in such Disclosure Schedule relates. The information in the Disclosure Schedule shall be deemed a part of the representations and warranties herein. Hollywood owns all the stock of one subsidiary, Hollywood Acquisition Company; is a member of a Louisiana limited liability company; and is the general partner of certain Texas limited partnerships, all as described in the Disclosure Schedule. Such subsidiary, limited liability company and limited partnerships are referred to herein as "Subsidiaries". Except for the matters set forth on the Disclosure Schedule, Hollywood and the Shareholders represent and warrant to Parent as follows:

         2.1. Organization and Qualification. Hollywood is a corporation duly organized, validly existing and in good standing under the laws of Texas, has all requisite power and authority, corporate and otherwise, to own, lease and operate its assets and to carry on its business as it is now being conducted. Hollywood is duly qualified to do business in each jurisdiction in which qualification is required, except where its failure to be qualified would not have a Material Adverse Effect. The Subsidiaries are duly organized, validly existing and in good standing under the laws governing their formation, have all requisite power and authority, corporate and otherwise, to own, lease and operate each of their assets and to carry on their respective businesses as they are now being conducted. The Subsidiaries are duly qualified to do business in each jurisdiction in which qualification is required, except where the failure to be qualified would not have a Material Adverse Effect. For purposes of this Agreement, a "Material Adverse Effect," with respect to any person or entity, shall mean a material adverse effect on the financial condition, business, properties, assets, liabilities (including contingent liabilities), or results of operations of such person or entity and its subsidiaries or other entities (as to Hollywood, the Subsidiaries), taken as a whole, other than any such adverse effects relating to general economic or market conditions or to conditions affecting such person or entity's industry in general.

         2.2 Capital Stock and Other Securities. The authorized capitalization of Hollywood consists of 300,000 shares of common stock, par value $.10 per share ("Common Stock"), of which 83,334 are issued and outstanding and 33,333 shares are held in treasury. The Shares constitute all of the issued and outstanding shares of Common Stock. The Shares are validly issued and outstanding, fully paid and non-assessable. The Shareholders own all such outstanding shares of Common Stock, free and clear of all liens, options, charges, equities, encumbrances or claims of any kind, except that 12,500 of the Shares are pledged to Fred Gebhardt to secure indebtedness of Lawrence to Mr. Gebhardt pursuant to a pledge agreement (the "Gebhardt Pledge"), a true and complete copy of which has been furnished to Parent, and the Berdon Lawrence GST Trusts have pledged an aggregate of 17,000 Shares to secure the indebtedness of such trusts to Lawrence pursuant to a pledge agreement (the "Lawrence Pledge"), a true and complete copy of which has been furnished to Parent. There is no restriction on the voting of the Shares in favor of the Merger and the consummation thereof. Except for the Shares, there are no equity securities of Hollywood outstanding, and no options, warrants, calls, commitments or other rights to purchase or otherwise acquire, or other obligations to issue, or other rights to convert any obligations into, any shares of capital stock of Hollywood.

         2.3. Investments. Except for the matters set forth on the Disclosure Schedule, HMI does not have any subsidiaries or any advances to, or investments in, any securities of, or other equity interest in, any other corporation, partnership, business entity, joint venture, enterprise or organization, public or private.

         2.4. Financial Statements. The Shareholders have delivered to Parent
(a) audited financial statements of Hollywood and the Consolidated Subsidiaries for the years ended December 31, 1997 and 1998, in each case audited by KPMG Peat Marwick LLP, (b) unaudited financial statements of Hollywood and the Consolidated Subsidiaries for the four months ended April 30, 1999, and (c) unaudited financial statements of each Subsidiary that is not a Consolidated Subsidiary (each an "Unconsolidated Subsidiary") for the years ended December 31, 1997 and 1998 and the four months ended April 30, 1999, in each case consisting of financial statements as of the end of each such period and the related statements of operations, retained earnings and cash flows for the period then ended (such financial statements including all notes and schedules thereto, are collectively referred to herein as the "Financial Statements" and the most recent date thereon is referred to as the "Financial Statement Date"). The Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied (except that the unaudited Financial Statements do not contain footnotes and do not contain normal year end adjustments), and are true, correct and complete in all material respects and present fairly the financial condition of HMI, as of their respective dates.

         2.5. Charter Documents and Records. Hollywood has caused true, complete and correct copies of its charter documents and the charter documents, partnership, limited liability company regulations or agreements and other governing documents of the Subsidiaries (including the articles of incorporation, bylaws and each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of Hollywood's capital stock or of any rights in respect of Hollywood's capital stock), each as in effect on the date hereof, and the minute books and similar corporate or other records of Hollywood and the Subsidiaries to be delivered or otherwise made available to Parent.

         2.6. Absence of Undisclosed Liabilities. Except to the extent disclosed or adequately reflected or reserved against in the Financial Statements or on the Disclosure Schedule, other than liabilities incurred in the ordinary course of business and consistent with past practices subsequent to the Financial Statement Date, as of the Effective Date, HMI will not have any material liabilities or obligations, secured or unsecured, whether accrued, absolute, contingent, inchoate or otherwise.

         2.7. Tax Returns and Payments.

                  (a) Hollywood is an "S Corporation" under the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the "Code") and validly elected treatment as an "S Corporation" in 1991 and since then has maintained its status as an S Corporation. Hollywood Acquisition Company is, and has been since its formation, a qualified subchapter S subsidiary (as defined in Section 1361(b)(3) of the Code). Since Hollywood elected treatment as an S corporation, it has not owned any interest in any corporation other than Hollywood Acquisition Company.

                  (b) Parent has been provided with copies of HMI's federal income tax returns and all applicable state and local tax returns that have been filed for any period during the last three (3) years by HMI, which returns in all material respects are true and complete and accurately set forth all the information required to be set forth therein.

                  (c) All material tax returns and reports of HMI required by law to be filed have been duly filed, and all ad valorem taxes, property taxes, corporate franchise taxes, capital taxes, unemployment taxes, occupation taxes, withholding taxes, income taxes, sales and use taxes, inland waterway user fees, harbor service fees and all other taxes and levies of every kind, character or description of HMI or upon any of its properties, assets, income or franchises that are due and payable (regardless of whether such taxes have been reflected in the tax returns filed) have been paid, other than those currently payable without penalty or interest or those being contested in good faith and for which adequate reserve has been made.

                  (d) Except for the matters set forth on the Disclosure Schedule, HMI is not at present the subject of any audit, has not received any notice of any unpaid tax, is not contesting any tax assessment, and has not been advised by any taxing authority of any scheduled audit.

                  (e) The charges, accruals and reserves on the books of HMI in respect of accrued taxes for all periods to date are, and for all periods through the Effective Date will be, adequate to provide fully for all such taxes, and, except as stated above, there is no unpaid assessment for additional federal, state, local or other taxes for any such fiscal period and the Shareholders know of no basis therefor.

                  (f) There are no actions, suits, proceedings, investigations, inquiries or claims now pending or made or, to the knowledge of Hollywood or the Shareholders, threatened against HMI in respect of such taxes.

                  (g) Hollywood is not required to include in income any adjustment under Section 481(a) of the Code by reason of a change in accounting method initiated by HMI and the Internal Revenue Service has not proposed any adjustment or change in accounting method for Hollywood.

                  (h) As of the Closing, Hollywood's "net unrealized built-in gain," as such term is defined in Section 1374(d)(1) of the Code, will not exceed $80 million.

                  (i) There are no outstanding requests, agreements, consents or waivers to extend the statute of limitations applicable to the assessments of any subchapter S items for Hollywood.

                  (j) Hollywood has not filed a consent to the application of
         Section 341(f) of the Code.

         2.8. Consents. Except for the matters set forth on the Disclosure Schedule, no consent, approval or authorization of, or registration, declaration or filing with, any department, commission, or agency of the U.S. Government or any subdivision thereof is required to be obtained by the Shareholders or Hollywood to authorize the execution and delivery by the Shareholders or Hollywood of this Agreement or the performance by them of its terms other than
(i) pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) requirements of Federal and State securities laws,
(iii) those which are not reasonably likely to have a Material Adverse Effect.

         2.9. Authority; Validity; Conflicts. The Shareholders have all requisite power, authority and capacity to enter into this Agreement and all other agreements, certificates and documents contemplated hereby to which they are parties, to consummate the transactions contemplated hereby and to perform his obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Shareholders and Hollywood and constitutes the valid and legally binding agreement and obligation of the Shareholders and Hollywood, enforceable against them in accordance with its terms. Upon execution and delivery of the agreements, certificates or other documents contemplated hereby to be executed by the Shareholders or Hollywood, such agreements, certificates or documents will be enforceable against such Shareholders or Hollywood, as the case may be, in accordance with their respective terms. The execution and delivery by the Shareholders and Hollywood of this Agreement does not, and the execution and delivery by the Shareholders and Hollywood of the agreements, certificates and other documents contemplated hereby and the consummation by the Shareholders and Hollywood of the transactions contemplated hereby will not, violate any provision of, or create any conflict with or result in the acceleration of any obligation under or constitute a default under, any loan agreement, indenture, lease, mortgage, deed of trust, financing statement, contract, instrument or any other commitment or agreement (oral or written) of any kind to which the Shareholders or HMI are a party, or by which any of the Shares or the assets of HMI is bound.

         2.10. Absence of Certain Changes or Events. Since the Financial Statement Date:

                  (a) There has not been (i) any material adverse change in the business, operations, properties, assets or condition of HMI or (ii) any damage, destruction or loss

         (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of HMI; and

                  (b) HMI has not:

                  (i) except for renewals of indebtedness existing as of the Financial Statement Date, issued or agreed to issue or deliver any bonds, notes or other similar evidences of indebtedness,

                  (ii) borrowed or agreed to borrow any funds or, to the knowledge of Hollywood, incurred or become subject to any obligation or liability (absolute, accrued, contingent, inchoate or otherwise) except obligations recorded on the books of HMI and incurred in the ordinary course of business,

                  (iii) paid or incurred any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the Financial Statements and current liabilities incurred since the date thereof in the ordinary course of business and properly recorded on the books of HMI,

                  (iv) except in the ordinary course of business, sold, transferred, leased, pledged or mortgaged or agreed to sell, transfer, lease, pledge, or mortgage any of HMI's assets, property, licenses or rights or canceled, or agreed to cancel, any debts or claims,

                  (v) entered into or agreed to enter into any agreement or arrangement granting any rights to purchase or lease any of the material assets, property or rights of HMI or requiring the consent of any party to the transfer, assignment or lease of any such assets, property or rights, or, other than in the ordinary course of business, waived any rights of value that in the aggregate are material to the business of HMI,

                  (vi) except in the ordinary course of business, made or permitted any amendment or termination of, or been prepaid for services not yet performed under, any contract, lease, agreement or license if such action (individually or in the aggregate) is material to HMI,

                  (vii) except for the matters set forth in the Disclosure Schedule, made any accrual or arrangement for or announcement, award or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, employee or agent of HMI,

                  (viii) materially increased either the rate or level (however determined) of compensation payable or to become payable or the benefits, perquisites or other remuneration provided or to be provided by HMI to any of its respective officers, employees or agents,

                  (ix) made any significant change in any method of management, operation or accounting of HMI,

                  (x) made any significant change in the method of expensing and accruing for self-insured claims,

                  (xi) declared or paid any dividend or distribution to holders of capital stock of Hollywood or purchased any shares of capital stock other than as disclosed or permitted under this Agreement,

                  (xii) entered into any other transaction other than in the ordinary course of business,

                  (xiii) had any union organizational activities among HMI's employees, or

                  (xiv) made any capital expenditures not within the 1999 Capital Expenditures Budget which is a part of the Disclosure Schedule in excess of $1,000,000 in the aggregate or entered into any commitment therefor.

         2.11. Title and Condition of Assets and Related Matters.

                  (a) Except for the matters set forth on the Disclosure Schedule and except for real property owned by it, HMI has good and marketable title to all its personal property (other than those leased by it), free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such imperfections of title, if any, as do not in the aggregate have a Material Adverse Effect. Except for the matters set forth on the Disclosure Schedule, HMI has good and indefeasible title to all its real property, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such imperfections of title, if any, as do not in the aggregate have a Material Adverse Effect. The Disclosure Schedule contains a legal description of all real property owned by HMI.

                  (b) Except for the matters set forth on the Disclosure Schedule, the buildings, facilities, terminals, boats, barges, machinery and equipment owned, operated or leased by HMI, taken as a whole, are in all material respects in good operating condition, ordinary wear and tear excepted. All vessels required to be certified by the United States Coast Guard have valid certificates of inspection. The Disclosure Schedule contains a schedule of vessels owned or chartered by HMI, and if chartered, the identity of the owner.

                  (c) The items of inventory owned by HMI that are reflected on the Financial Statements as of the date thereof were, and as of the date hereof are, in good condition and free from any known or reasonably discoverable defect and of a quality and quantity usable in the ordinary course of business. The quantities of inventory are reasonable and warranted in the present and anticipated circumstances and scope of HMI's business.

                  (d) The accounts receivable of all kinds of HMI, net of any reserve applicable thereto set forth in the Financial Statements, represent amounts due in respect of bona fide transactions and operations in the ordinary course of business as currently conducted by HMI in accordance with normal credit practices and are collectible in the normal course of HMI's business net of reserves included in the Financial Statements.

                  (e) HMI is a "United States citizen" as defined in Section 2 of the Shipping Act of 1916, as amended; Section 905(c) of the Merchant Marine Act of 1936, as amended; and Title 46 of the Code of Federal Regulations, Part 355 and has been for as long as it has owned or chartered any vessels. Each Shareholder is a United States citizen.

         2.12. Lists of Properties, Loan Agreements, Employee Plans. The Disclosure Schedule attached hereto provides a true and complete list of all of the following:

                  (a) Each lease of real property to which HMI is a party;

                  (b) (i) All loan and credit agreements or instruments of indebtedness to which HMI is a party; and (ii) all other agreements or commitments (other than agreements or commitments resulting in trade accounts receivable or payable) having payment terms of more than sixty
         (60) days, or involving payment by or to HMI of more than $100,000 in each case;

                  (c) The name of each bank in which HMI has an account or safe deposit box, the name in which the account or box is held and the names of all persons authorized to draw thereon or to have access thereto; and

                  (d) All environmental and other governmental permits, authorizations or licenses material to the business of HMI.

         Hollywood has also separately delivered to a senior officer of Parent a true and complete list of (i) each written employment, severance, retention, termination, or consulting contract related to any employee or consultant pursuant to which HMI paid during calendar year 1998 (or is expected to pay in calendar year 1999) more than $25,000 in total compensation; any collective bargaining agreements; bonus, commission or incentive compensation plans or bonus or other incentive compensation arrangements, including any stock purchase, stock option, stock award or other equity-based compensation arrangements; or any other employment arrangements, (ii) the name and current annual salary of each director and officer of HMI and any other employee or consultant pursuant to which HMI paid during calendar year 1998 (or is expected to pay in calendar year 1999) more than $100,000 in salary and bonuses and the profit sharing, bonus or other form of compensation (other than salary) paid or payable by HMI to or for the benefit of such employee or consultant for the immediately preceding fiscal year and (iii) all benefit arrangements that are the subject of Section 5.8(a).

         2.13. Material Contracts. Set forth on the Disclosure Schedule are all contracts, agreements, or commitments to which HMI is a party (other than real property leases and contracts terminable on 90 days' or less notice) involving the payment or receipt of amounts in excess of $100,000 per year ("Material Contracts"). All Material Contracts are valid and enforceable, and HMI has not received any notice that any party is asserting or intends to assert the invalidity or unenforceability, in whole or in part, of any such Material Contracts.

         2.14. Material Defaults. HMI is not in default under the terms of its corporate charter or bylaws, which default would have a Material Adverse Effect on HMI, and no default has occurred under any Material Contract that would have a Material Adverse Effect nor has any event occurred under any Material Contract which would (with or without notice or the lapse of time) have a Material Adverse Effect.

         2.15 Licenses. Except for the matters set forth in the Disclosure Schedule, HMI holds each license, permit or other governmental authorization (hereinafter referred to as "Licenses") which is required for the operation of its business, and all such Licenses are in full force and effect and will remain in full force and effect notwithstanding the closing of the transactions contemplated hereby.

         2.16 Litigation, Proceedings and Compliance With Law. Except for the matters set forth on the Disclosure Schedule, there are no private or governmental actions, suits, claims or other proceedings pending or, to the knowledge of Hollywood, threatened, against HMI or affecting its property or assets or the consummation of the transactions contemplated hereby, and, to the knowledge of Hollywood, no events have occurred and no conditions exist that could reasonably be expected to result in any such actions, suits, claims or other proceedings. HMI has conducted its business in material compliance with all applicable laws, regulations, orders, permits, ordinances or decrees of government authority, except for such instances of non-compliance that would not have a Material Adverse Effect. No letter or communication has been received by HMI or, to the knowledge of HMI, received by any of its former directors, officers or employees, from any governmental agency or instrumentality requesting information concerning the transactions contemplated by this Agreement. Parent has been given copies or written notification of all written and oral communications received by HMI from any governmental agency or instrumentality materially affecting the operation of HMI under environmental or health and safety laws and regulations. HMI is not in default with respect to any order, judgment, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality that would have a Material Adverse Effect on HMI, and no event has occurred which with notice or lapse of time or both would constitute such a default.

         2.17. Insurance. The Disclosure Schedule includes a true and correct description of the insurance policies maintained by HMI, including the amounts and type of coverage and applicable deductibles. No claims have been made under any such policies of insurance maintained by HMI in excess of coverage or the financial resources of HMI. No insurer is contesting or, to the knowledge of HMI, intends to contest the validity, enforceability or collectability of any such insurance contract or intends to deny any coverage thereunder.

Except as set forth on the Disclosure Schedule, HMI has no liability for any premium expense for expired policies.

         2.18. Self-Insured Claims. The Financial Statements reflect reserves for self-insured claims exposure (including reserves for incurred but not reported claims) that were determined in accordance with consistently applied practices of Hollywood in amounts that Hollywood's management believes are adequate.

         2.19. Employee Benefits. The Disclosure Schedule sets forth a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including any written or oral retirement contracts and each medical, fringe benefit, leave or vacation plan, program, agreement or arrangement or other company-wide employee policy (other than any governmental program) and any related trust, as to which HMI has any obligation or liability, contingent or otherwise (collectively, "Employee Benefit Plans"). True, correct and complete copies of the following documents with respect to each of the Employee Benefit Plans have been provided to Parent: (i) each Employee Benefit Plan and related trust documents, and amendments thereto, (ii) the most recent Form 5500, (iii) the last Internal Revenue Service determination letter, (iv) summary plan descriptions and modifications thereto, (v) all enrollment, distribution and other participant forms, and (vi) any PBGC filings made in the last 4 years.

         Each such Employee Benefit Plan (and related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a Material Adverse Effect on HMI. Each Employee Benefit Plan has complied with all applicable reporting and disclosure requirements. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been timely paid to each such Employee Benefit Plan which is an employee pension benefit plan (as defined in Section 3(2) of ERISA and not exempted under Section 4(b) of ERISA, herein an "Employee Pension Plan") and no "accumulated funding deficiencies" (as defined in Section 302(a)(2) of ERISA) exist. Each Employee Pension Plan has received a favorable determination letter from the Internal Revenue Service to the effect that the plan and all amendments meet the requirements of Code Section 401(a). HMI has funded each Employee Pension Plan in accordance with reasonable actuarial assumptions and all applicable law and regulation, including those promulgated under ERISA and the Code. HMI has no multi-employer or multiple employer Employee Benefit Plans. Except as shown on the Disclosure Schedule, there are no unfunded or unaccrued liabilities relating to any Employee Benefit Plan. HMI provides no post termination health benefits beyond those required by Code
Section 4980B (COBRA) nor have any promises been made by it to any employee or former employee to do so. The closing of the Merger will not increase or accelerate any benefit or payment to any HMI employee. Except as shown on the Disclosure Statement, there are no claims or suits involving any Employee Benefit Plan.

         2.20. Absence of Certain Transactions. The Shareholders and HMI have not, and to the knowledge of HMI none of the directors, officers, employees or agents of HMI have, directly or indirectly, used funds or other assets of HMI for (i) illegal contributions, gifts, entertainment or other expenses relating to political activity, (ii) illegal payments to or for the benefit of governmental officials or employees, (iii) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof,
(iv) gifts, entertainment or other expenses that jeopardize the normal business relations between HMI and any of its customers, or (v) the establishment or maintenance of a secret or unrecorded fund (except for an immaterial confidential compensation account controlled by Lawrence); and there have been no false or fictitious entries made in the books or records of HMI.

         2.21. Labor Matters. HMI is and at all times has been in compliance with all applicable federal, state or other labor laws, together with all applicable regulations, except where the failure to comply would not have a Material Adverse Effect on HMI. There are no agreements with, or pending petitions for the recognition of, a labor union or association as the exclusive bargaining agent for any of HMI's employees. No such petitions have been pending at any time within two (2) years of the date of this Agreement and, to the knowledge of HMI, there has not been any organizing effort by any union or other group seeking to represent any employees of HMI as their exclusive bargaining agent at any time within two (2) years prior to the date of this Agreement.

         2.22. Patents, Trade Names, Trademarks. The term "Intellectual Property" includes all patents and patent applications, trade names, trademarks, service marks, copyrights and trade secrets and registrations (issued or pending) for any of the foregoing. HMI has good and valid title to all of the Intellectual Property set forth on the Disclosure Schedule, free and clear of any and all encumbrances, which Intellectual Property is the only material Intellectual Property used in its business. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property on the Disclosure Schedule have been granted or licensed to HMI have been provided to the Parent. No royalty or other fee is required to be paid by HMI to any other person in respect of the use of any of the Intellectual Property on the Disclosure Schedule except as disclosed in such agreements. To the knowledge of HMI, HMI is not infringing on the Intellectual Property rights of third parties, nor is any third party known to be infringing on HMI's Intellectual Property.

         2.23. Year 2000 Compliance. All of the material proprietary computer programs owned by HMI are "Year 2000 Compliant." Year 2000 Compliant, for the purposes of this Agreement, means that (i) such computer programs are designed to be used before, during and after the calendar Year 2000 A.D.; and (ii) such designs include the capability of performing date data century recognition and calculations that accommodate same century and multi-century formulas and date values, and using date data interface values that reflect the century (and where a two-digit year is used, provides a clear definition of the assumptions used for determining the proper century); and (iii) such computer programs, when used during each such time period, will accurately receive, provide and process date/time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations. To the knowledge of HMI, no material Intellectual Property licensed from third parties nor any embedded date sensitive technology will cause a Material Adverse Effect on and after January 1, 2000.

         2.24. Environmental Matters. Except for the matters set forth in the Disclosure Schedule, and except for matters which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect,
(A) neither HMI, nor any facility, vessel, or property currently or formerly owned, leased or operated by HMI (a "Site"), is in violation of or has violated any Environmental Laws (as defined below); (B) HMI has obtained and is in material compliance with all permits, licenses, authorizations, registrations and other governmental consents required under Environmental Laws and HMI does not know of any reason why any Site cannot continue to be operated in compliance with such permits, licenses, authorizations, registrations and other governmental consents; (C) there have been no Releases of Hazardous Materials (both as defined below) in, on, under, from or affecting any Site; (D) there are no pending or threatened actions, suits, claims or other legal proceedings based on (i) the current or past presence on any Site of Hazardous Materials, (ii) the current or past Release or threatened Release into the environment of Hazardous Materials from any Site, (iii) the off-site disposal, transport, or arrangement for disposal of Hazardous Materials originating on or from any Site or the business or assets of HMI or (iv) any violation or alleged violation of Environmental Laws by HMI, nor are there any facts or circumstances which could give rise to any such action, suit, claim or other proceedings; (E) HMI is not, and on the Effective Date will not be, subject to any actual or contingent liability or any remediation requirements in connection with any Release or threatened Release of Hazardous Materials into the environment and there are no conditions or occurrences which could result in any such liability or requirement; and (F) there are no and have not been any underground storage tanks or underground piping associated with any such tanks at or under any Site. HMI has provided Parent all information, documents and reports, in its possession and control relating to the environmental condition of all Sites. As used herein, "Environmental Laws" means all federal, state and local laws (including common law), rules and regulations, permits, treaties, orders, enforceable requirements, decrees, judgements, injunctions, variances, authorizations, or agreements promulgated or entered into, or as interpreted by, any governmental entity relating to pollution or protection of human health or welfare or the environment, including without limitation the Clean Water Act (33 U.S.C. Section 1251 et seq.), as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 7401 et seq. ("CERCLA"), and all other laws and regulations relating to Hazardous Materials. As used herein, "Hazardous Materials" means any chemicals, pollutants, contaminants, wastes, asbestos, PCBs, urea formaldehyde, oils, petroleum and petroleum substance, or fractions thereof, or byproducts or other toxic or hazardous wastes, materials or substances, as those or any similar terms are defined in any Environmental Laws, or any other substance or waste regulated pursuant to any Environmental Law. As used herein, the term "Release" means any spilling, leaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, dumping, or disposing into the environment.

         2.25. Qualification; Purchase for Investment. The Shareholders are each an "accredited investor" (as defined in Regulation D promulgated under the Securities Act of 1933, as amended; hereinafter, the "Securities Act"). Each Shareholder is acquiring the Parent Shares for his or its own account for investment and not with a view toward any resale or distribution thereof. Each Shareholder acknowledges that the Parent Shares are restricted securities and have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof, and that any certificates issued to the Shareholders evidencing the Parent Shares shall bear appropriate legends to that effect.

         2.26. Broker Fees Payable. No brokerage fees, finders' fees, agents' commissions or other forms of compensation (excluding legal and accounting fees) in connection with this Agreement or the transactions contemplated hereby will be due to any party as a result of any actions or obligations on the part of the Shareholders or Hollywood, other than to Banc of America Securities LLC, the liability for which shall remain with Hollywood.

                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent hereby represents and warrants to the Shareholders and Hollywood as follows:

         3.1. Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.2. Authority. Parent and Sub each have all requisite power and authority to enter into this Agreement and all other agreements, certificates and documents contemplated hereby, to consummate the transactions contemplated hereby and to perform its obligations hereunder. Parent and Sub each have taken all action required by law, its certificate of incorporation and its bylaws to authorize the execution, delivery and performance of this Agreement and all other agreements, certificates and documents contemplated hereby and to authorize the consummation of the transactions contemplated hereby. This Agreement and all other agreements contemplated hereby have been duly authorized, executed and delivered by Parent and Sub and constitutes the valid and legally binding agreement and obligation of each of Parent and Sub, enforceable against each of them in accordance with its terms. Upon execution and delivery of the agreements, certificates or other documents contemplated hereby to be executed by each of Parent and Sub, such agreements, certificates or documents will be enforceable against Parent and Sub, as the case may be, in accordance with their respective terms. The authorization, execution and delivery by Parent and Sub of this Agreement does not, and the execution and delivery by Parent and Sub of the agreements, certificates and other documents contemplated hereby and the consummation by Parent and Sub of the transactions contemplated hereby will not, violate any provision of the certificate of incorporation or bylaws of Parent, or violate any provision of, or create any conflict with, or result in the acceleration of any obligation under or constitute a default under, any material loan agreement, indenture, lease, mortgage, deed of trust, financing agreement, contract, instrument or any other commitment or agreement to which either the Parent or Sub is subject.

         3.3. Parent Shares. As of the date hereof, the authorized capital stock of Parent consists of 60,000,000 shares of common stock, par value $0.10, of which 30,906,602 shares were issued and 20,119,489 shares were outstanding on July 26, 1999, and 20,000,000 shares of preferred stock, par value $1.00, none of which were issued or outstanding on July 26, 1999. The Parent Shares to be issued to the Shareholders pursuant to Article I above have been duly authorized and, when issued and delivered on the Effective Date in accordance with the terms of this Agreement, will be validly issued, fully paid, non-assessable and free and clear of any lien, claim or encumbrance. The Parent Shares upon issuance will have been issued in full compliance with all applicable law and regulation.

         3.4. SEC Reports. Since June 30, 1998, the Parent has filed in a timely manner with the Securities and Exchange Commission (the "SEC") all forms, financial statements, documents and reports (collectively the "SEC Reports") required to be filed by the Parent pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Such SEC Reports were prepared in all material respect in accordance with the Exchange Act and do not contain any untrue statement of a material fact or facts or omit to state a material fact or facts necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since Parent's Quarterly Report on Form 10-Q for the three months ended March 31, 1999, the Parent has not suffered any change, event, or condition that alone or together with other changes, events or conditions could have a Material Adverse Effect.

         3.5. Consents. No consent, approval or authorization of, or registration, declaration or filing with, any department, commission, or agency of the U.S. Government or any subdivision thereof is required to be obtained by Parent to authorize the execution and delivery by Parent of this Agreement or the performance by Parent of its terms other than (i) pursuant to the HSR Act,
(ii) requirements of Federal and State Securities Laws, (iii) those which are not reasonably likely to have a Material Adverse Effect.

         3.6. Brokers. Neither Parent nor Sub has engaged the services of any broker or finder or incurred any liability for brokerage fees, finders' fees, agents' commissions or other forms of compensation in connection with the transactions set forth in this Agreement in a manner that will result in any liability on the part of the Shareholders.

         3.7. Changes in Capital Stock; Market Activity. Except as a result of the exercise of stock options, there have been no changes in the number of outstanding shares of Parent's capital stock from May 5, 1999 through and including the date of this Agreement, and there will be no additional changes prior to and through the Effective Date. Neither Parent nor any affiliate nor any other person at their direction has engaged in any trading activities in Parent Shares (including any repurchase of Parent Shares) from May 5, 1999 through and including the Effective Date.

                                  ARTICLE IV.

                                    COVENANTS

         4.1. Shareholders and Hollywood. The Shareholders and Hollywood agree that pending the Closing and except as otherwise consented to or approved by Parent in writing, they shall cause the following covenants to be satisfied:

                  (a) HMI will allow Parent and its employees and agents, at reasonable times and upon reasonable notice, access to HMI's books and records, properties, facilities, terminals, machinery, equipment, vessels and management (including without limitation for the purpose of conducting Phase I and, if deemed necessary by Parent, Phase II environmental assessments and conducting of inspection of vessels), all for the sole purpose of confirming the truth and accuracy of the representations and warranties of Hollywood and not for the performance of due diligence; provided however, that Parent shall not be entitled access to customer lists, pricing information and customer contracts as determined in the reasonable judgment of Hollywood until the conditions set forth in Articles VI and VII with respect to the HSR Act have been satisfied.

                  (b) HMI shall carry on its business in the normal course and substantially in the same manner as heretofore conducted, including entering into contracts in the ordinary course for providing barge services; provided, that HMI may distribute to Lawrence the Lawrence Distributions.

                  (c) HMI shall use commercially reasonable efforts to preserve its organization intact, to retain its present employees and to preserve for Parent the goodwill of HMI's suppliers, customers and others having business relations with HMI including, but not limited to, payment of all obligations to trade creditors consistent with past business practices.

                  (d) HMI shall perform all its material obligations under agreements relating to or affecting its assets, properties and rights and will duly comply with all applicable laws that if violated might materially impair the conduct of the business of HMI or impose material liability on the owner of such business including, but not limited to, the payment of all taxes and charges applicable to the business of HMI.

                  (e) HMI shall continue all normal repairs, servicing, replacement, and upkeep of its equipment, properties and facilities, so as to maintain such equipment, properties and facilities in as good working order and condition as at present, ordinary wear and tear excepted and will maintain in full force and effect all insurance now in force covering HMI and its assets and properties.

                  (f) HMI shall deliver to Parent, prior to the Closing, such financial information pertaining to HMI as is reasonably necessary to comply with Parent's financial and other reporting requirements, and HMI shall make available to Parent all other documents and information that Parent has requested relating to the transactions contemplated by this Agreement.

                  (g) HMI shall not:

                  (i) Amend its articles of incorporation or bylaws or amend any material agreement governing its operation in such a way that would have a material adverse impact on the transactions contemplated by this Agreement;

                  (ii) Issue or sell any shares of capital stock of any class or any securities convertible into or exchangeable for any such shares or any options (including options that otherwise may be granted pursuant to stock option plans), warrants or other rights calling for or permitting the issuance, transfer, sale or delivery of any such shares or securities, or otherwise enter into any arrangement or contract with respect to any such shares or securities or make any other changes in its capital structure;

                  (iii) Merge or consolidate or agree to a merger or consolidation with or into any corporation or other entity;

                  (iv) Borrow or agree to borrow any funds or incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability, including without limitation indebtedness for money borrowed or purchase money indebtedness, except obligations and liabilities incurred in the ordinary course of business and consistent with past practice or as otherwise consented to or approved by Parent in writing, which consent or approval shall not be unreasonably withheld;

                  (v) Except as contemplated by this Agreement, pay, discharge or satisfy any claim, liability or obligation other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of paying liabilities and obligations;

                  (vi) Permit or allow any of its properties or assets to be subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, or sell, assign, lease, transfer or otherwise dispose of any such properties or assets, except, in each case, in the ordinary course of business and consistent with past practice, and excluding the Lawrence Distributions;

                  (vii) Write down or up the value of the inventory of HMI, except for adjustments and write-offs in the ordinary course of business and consistent with past practice;

                  (viii) Cancel or amend any debts or waive any claims or rights of material value, except in the ordinary course of business and consistent with past practice;

                  (ix) Adopt or amend any compensation plan, or grant, or become obligated to grant, any general increase in the compensation of officers or employees (including any such increase pursuant to any compensation plan) or any increase in the compensation payable or to become payable to any such officer, employee or agent, make any change in any compensation plan or other employee welfare or benefit arrangement except pursuant to existing compensation plans or enter into any employment or similar agreement or arrangement (excluding at will employment or consulting agreements or arrangements) with any employee;

                  (x) Make any capital expenditure in excess of the Capital Expenditure Budget of 1999 which is a part of the Disclosure Schedule or make any other commitment therefor or incur or agree to incur any liability therefore, except as incurred in the ordinary course of business (provided such expenditures or commitments therefor do not exceed $500,000 in the aggregate prior to Closing) or as otherwise consented to or approved by Parent in writing, which consent or approval shall not be unreasonably withheld;

                  (xi) Enter into any other transaction or take any action which would knowingly result in any of the representations and warranties of the Shareholders or Hollywood contained in this Agreement not being true and correct at and as of any time after such transaction or action was entered into or event occurred, until and including the Closing;

                  (xii) Declare or pay, or agree to declare or pay any dividend or distribution to holders of capital stock of Hollywood, or purchase any shares of capital stock of Hollywood, except for dividends provided for in this Agreement and except that Hollywood may pay to Shareholders the estimated amount of their federal income tax liability as the owners of shares in an "S Corporation", when such payments are payable; and

                  (xiii) Agree, whether in writing or otherwise, to do any of the foregoing.

                  (h) The Shareholders and Hollywood shall not, and shall not permit or cause any of Hollywood's officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit or initiate or engage in discussions or negotiations with, provide any information to, or enter into any agreement with, any corporation, partnership, person or other entity or group (the "Third Party") concerning (or concerning the business of HMI in connection with) any purchase offer, exchange offer, merger, consolidation, sale of substantial assets or of a significant amount of assets, sale of securities, liquidation, dissolution or similar transactions involving HMI; provided, however, that the foregoing shall not prohibit HMI from discussing joint venture, "partnering" or participation arrangements with third parties in the ordinary course of business and which are disclosed to Parent in writing or in the Disclosure Schedule.

                  (i) HMI agrees to use commercially reasonable efforts to secure, prior to Closing, written approvals, consents and authorizations of required under the terms of all Material Contracts, leases, partnership agreements and limited liability company agreements to which HMI is a party in order for Hollywood to consummate the Merger without giving the other party to any such contracts the right to terminate or renegotiate the contract or assert a breach of contract claim ("Third Party Consents"). Any such approvals, consents and authorizations shall be in such form as is acceptable to Parent, provided that this provision shall not be interpreted to require or permit HMI to pay any premiums or agree to an extended or additional guarantee of any of such leases or similarly to enter into any agreement increasing its obligations under any such leases.

                  (j) The Shareholders and Hollywood shall assist the Parent in obtaining any and all government approvals or authorizations and in effecting all necessary registrations and filings (including filings under the HSR Act) necessary or appropriate to carry out the transactions contemplated hereby.

                  (k) Subject to the terms and conditions herein, Hollywood and the Shareholders agree to use reasonable efforts to take, or cause to be taken, all appropriate action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

                  (l) At or prior to the Closing, Hollywood shall have been released from all liabilities relating to the assets included in the Lawrence Distributions (including with respect to the leases associated with the "Hollywood Camp Hunting/Grazing leases" set forth in Section 2.12(a) of the Disclosure Schedule).

                  (m) At or prior to the Closing, Hollywood shall have taken all appropriate actions with respect to the Supplemental Employee Retirement Plan to eliminate all benefits to be paid thereunder to Lawrence and Lawrence shall have waived any and all rights thereto.

         4.3. Parent. Parent agrees that pending the Closing and except as otherwise consented to or approved by Hollywood in writing, it shall cause the following covenants to be satisfied:

                  (a) Parent will allow Hollywood and its employees and agents, at reasonable times and upon reasonable notice, access to Parent's books and records, properties, facilities, terminals, machinery, equipment, vessels and management; provided however, that Hollywood shall not be entitled access to customer lists, pricing information and customer contracts as determined in the reasonable judgment of Parent until the conditions set forth in Articles VI and VII with respect to the HSR Act have been satisfied.

                  (b) The Parent shall use its reasonable efforts to obtain such approvals and authorizations and to effect such registrations and filings referred to in Section 4.1(j). The Parent shall pay all required filing and other fees, including those that would otherwise be payable by the Shareholders or HMI.

                  (c) Subject to the terms and conditions herein, the Parent and Sub agree to use reasonable efforts to take, or cause to be taken, all appropriate action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

                                   ARTICLE V.

                              ADDITIONAL AGREEMENTS

         5.1. Employment Agreement. At or prior to the Closing, Lawrence shall enter into an Employment Agreement with Parent in substantially the form attached hereto as Exhibit B ("Employment Agreement").

         5.2. Termination of Gebhardt Pledge at Closing; Release of Lawrence Pledge. At or prior to Closing, Lawrence shall cause the Gebhardt Pledge to be terminated or released and all claims against the Shares to be released in full. Further, at Closing, Lawrence shall release the Lawrence pledge and security interest secured by Shares against delivery of the proceeds therefrom as substitute security under the Lawrence Pledge.

         5.3. Dividends and Distribution of Assets to the Shareholders. At least one day prior to the Closing, Hollywood shall declare a dividend payable to the Shareholders in an amount equal to the AAA Account pursuant to Section 1.6, consisting of the (i) Lawrence Distributions and (ii) cash equal to the balance of the AAA Account after subtracting the fair value of the Lawrence Distributions.

         5.4. Additional Tax Basis. To the extent that at any time prior to three years after the filing of the final federal income tax return by the Shareholders with respect to Hollywood and Hollywood Acquisition Company (which time period shall be automatically extended if any determination described in this section is commenced but has not yet been concluded), Hollywood's aggregate adjusted tax basis in its assets, as of the Closing, is determined by the Internal Revenue Service to be greater than the adjusted tax basis reported on the final tax return for the period ending on the Effective Date (the "Final Tax Basis"), then Parent shall pay Shareholders as additional Purchase Price an amount equal to the net present value, discounted at 8% per annum, of the depreciation tax benefit using the maximum applicable corporate tax rate in effective on the date of computation resulting from the Kirby Step-up (as defined below), using the MACRS tax depreciation method with half-year convention and a 10-year recovery period. The "Kirby Step-up" shall be defined as the amount by which the Final Tax Basis exceeds the adjusted tax basis reported on the final tax return for the period ending on the Effective Date. Any payment due hereunder shall not exceed $3,000,000 and shall be paid in Parent Shares valued at a price per share equal to the average trading price on the New York Stock Exchange for the 20 trading preceding 3 days prior to such payment being made. The Parent Shares shall be delivered within thirty (30) days after the delivery by the Shareholders to Parent of a notice that the determination of any additional tax basis has been made by or reported to the Internal Revenue Service.

         5.5. Non-Competition Agreement. As a material inducement to Parent to purchase the Shares, Lawrence agrees that for a period of two (2) years from and after the Effective Date, neither Lawrence nor any person or entity controlled by Lawrence (an "affiliate") shall (i) accept employment with or render service to any person, firm or corporation that is engaged in a business directly competitive with the Business (as defined below); (ii) directly or indirectly, own, manage, control, or have any interest (other than an equity interest of five percent (5% or less) in any corporation, partnership, or other entity that carries on a business similar to and that would be competitive with the Business; or (iii) directly or indirectly call on, solicit or perform services for or aid any other person, entity or organization, other than the Parent or its employees or agents, in calling on, soliciting or performing services for any person that at that time is, or at any time within one year prior to that time was, an actual or proposed customer, supplier, development partner, or acquiree of the Parent. "Business" shall mean providing barge transportation services primarily in the inland waterways of the United States. Should any court of competent jurisdiction determine that public policy requires a more limited restriction in the territory, duration, nature of restricted activity, or any combination thereof, it would be in furtherance of the intentions of the parties hereto for the court to so interpret and construe the terms of this Section to apply to only such more limited restriction to an appropriate degree.

         5.6. Disclosure Supplements. From time to time prior to the Closing, Hollywood and the Shareholders will supplement or amend the Disclosure Schedule delivered in connection herewith with respect to any matter which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in such Disclosure Schedule which has been rendered inaccurate by an event occurring after the date hereof. If the Closing occurs, Parent waives any right or claim it may otherwise have or have had on account of any matter so disclosed in such supplement or amendment.

         5.7. NO IMPLIED REPRESENTATIONS OR WARRANTIES. PARENT AND SUB EACH HEREBY ACKNOWLEDGE AND AGREE THAT HOLLYWOOD AND THE SHAREHOLDERS ARE NOT MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, EXCEPT THOSE REPRESENTATIONS AND WARRANTIES EXPLICITLY SET FORTH IN THIS AGREEMENT OR IN THE DISCLOSURE SCHEDULE OR IN ANY CERTIFICATE CONTEMPLATED HEREBY AND DELIVERED BY HOLLYWOOD AND THE SHAREHOLDERS IN CONNECTION HEREWITH. EXCEPT AS SET FORTH IN SUCH REPRESENTATION OR WARRANTY, THE ASSETS AND BUSINESS OF HMI BEING ACQUIRED BY PARENT AND SUB ON THE EFFECTIVE DATE AS A RESULT OF THE MERGER AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE ACQUIRED BY SUB ON AN "AS IS, WHERE IS" BASIS AND IN THEIR THEN PRESENT CONDITION, AND PARENT AND SUB SHALL RELY SOLELY UPON THEIR OWN EXAMINATION THEREOF. IN ANY EVENT, EXCEPT AS EXPLICITLY SET FORTH HEREIN, NONE OF THE SHAREHOLDERS, HOLLYWOOD OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, PARTNERS, EMPLOYEES, AFFILIATES OR REPRESENTATIVES, AS THE CASE MAY BE, HAS MADE OR IS MAKING ANY REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE VALUE OF ANY ASSET OR BUSINESS BEING SO ACQUIRED, OR ANY WARRANTY OF MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR QUALITY, WITH RESPECT TO ANY OF THE TANGIBLE ASSETS BEING SO ACQUIRED, OR AS TO THE CONDITION OR WORKMANSHIP THEREOF, OR AS TO THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT.

         5.8. Employee Benefit Matters.

                  (a) Benefit Arrangements. Parent agrees that on and after the Effective Date it will honor, and will cause Sub to honor, promptly and in good faith all written employment, severance, retention, termination, consulting, retirement and early retirement agreements and plans to which HMI is a party or which it has adopted, and which have been disclosed in Section 5.8(a) of the Disclosure Schedule. The parties have negotiated the Merger Consideration amount taking into account that such benefits will be honored.

                  (b) Indemnification. Parent agrees that all rights to indemnification or exculpation now existing in favor of the employees, agents, directors or officers of Hollywood (the "Hollywood Indemnified Parties") as provided in the Articles of Incorporation or Bylaws or similar governing documents of Hollywood (the "Governing Instruments"), or as provided in any agreements between an Hollywood Indemnified Party and Hollywood that are identified in the Disclosure Schedule (the "Indemnification Agreements"), except with respect to any claims that may be asserted against the Hollywood Indemnified Parties by any Shareholder, shall continue in full force and effect for a period of not less than seven years from the Effective Date or such shorter period as may be provided in any such agreement; provided, however, that, in the event any claim or claims are asserted or made within such period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

                  (c) Binding on Successors. In the event HMI or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties, assets or stock to any person, then and in each such case, proper provision shall be made so that the successors and assigns of HMI (or their successors and assigns) shall assume the obligations set forth in this Section.

         5.9. Resignation of Directors. At the Closing, Lawrence will resign as the sole director of Hollywood effective as of the Closing.

         5.10. Registration Rights and Holding Period. At the Closing the Shareholders and the Parent shall execute and deliver the Registration Rights Agreement attached hereto as Exhibit C, pursuant to which the Parent (a) grants to Shareholders two demand registrations under the Securities Act of 1933, as amended (the fees and expenses of which shall be paid by the Parent), (b) grants to Shareholders unlimited "piggyback" rights to have their Parent Shares registered for sale so long as the Shareholders, in the aggregate, own at least 10% of the Parent Shares issued pursuant to this Agreement; and (c) has agreed to file timely reports pursuant to the Exchange Act and such other reports, if any, as are required to permit the sale of securities by an affiliate under Rule 144 promulgated by the Securities and Exchange Commission. The Shareholders will not, for a period of one (1) year following the Closing, offer, sell or otherwise transfer any of the Parent Shares without the prior written consent of the Parent (to be given or withheld in the Parent's sole discretion); provided, however, that the Shareholders may pledge any of the Parent Shares upon receiving the written agreement of the pledgee to comply with the restrictions set forth in this sentence.

         5.11. Cooperation of the Shareholders. Following the Closing, the Shareholders will cooperate with Parent in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings or disputes involving the business of HMI based upon contracts, arrangements, acts or omissions of HMI that were in effect or carried on, at or prior to the Effective Date.

         5.12. Access to Information. Following the Closing, the Parent will allow Shareholders reasonable access to all of HMI's books, records, papers and instruments of whatever nature and wherever located that relate to the business operations, income and expenses of HMI existing on, accruing or arising prior to or occurring prior to the Effective Date for the purpose of resolving federal or state tax disputes or any claims for which the Shareholders will be liable under the indemnification provisions of this Agreement.

         5.13. Action Prejudicial to Tax Treatment. Prior to and following the Closing, neither the Parent, Sub, Hollywood nor the Shareholders shall take any action that could impair or destroy the qualification of the Merger and the transactions contemplated hereby as a reorganization under Section 368(a)(2)(D) of the Code.

         5.14. Final Federal Tax Return of Hollywood as a Subchapter S Corporation. Within sixty (60) days after the Effective Date, the Shareholders shall prepare a final federal tax return for Hollywood and Hollywood Acquisition Company for the taxable year ended on the Effective Date consistent with past accounting practices and elections and shall deliver a draft thereof to the Parent at least 30 days prior to the due date of such return (as extended, if applicable). In connection with such tax return the Shareholders shall also calculate the actual AAA (the "Final AAA Account") at the Effective Time. Parent shall cooperate with the Shareholders in preparation of such tax return and shall permit the Shareholders to have reasonable access to the books and records needed to prepare such statement. In the event that the Estimated AAA Account exceeds the Final AAA Account, the Merger Consideration shall be deemed increased by the amount of such excess, and the AAA Account distribution called for by Section 1.6 shall be deemed reduced by a like amount; similarly, in the event that the Final AAA Account exceeds the Estimated AAA Account, the AAA Account distribution called for by Section 1.6 shall be deemed increased by the amount of such excess, and Merger Consideration shall be deemed reduced by a like amount. Unless Parent notifies Shareholders in writing within twenty (20) days of receipt of such proposed tax return, stating a reasonable basis for objection to any items contained in such tax return, Parent shall cause to be signed and filed on behalf of Hollywood and Hollywood Acquisition Company such proposed tax return, and Lawrence is hereby granted a power of attorney to execute and file such return in accordance with the terms of this Section 5.14. If there is any disagreement between Parent and the Shareholders with respect to such proposed tax return, Parent and the Shareholders shall submit such disagreement to a mutually acceptable independent certified accounting firm in Houston, Texas, whose determination shall be final with respect to matters related to such return.

         5.15. Corporate Name. After the Effective Time, Parent and Sub shall have the right to use the corporate name, Hollywood Marine, Inc., and any derivatives or combinations thereof in connection with the business of the Surviving Corporation for a period of five (5) years after the Effective Date and no Shareholder shall use or attempt to use such name or any derivative of combination thereof during such period as the name of a corporation, partnership or other entity, an assumed name, or a trade name.

         5.16. Voting. Subject to the terms and conditions of this Agreement, Parent and Shareholders agree to vote their respective shares of Sub and Hollywood in favor of the Merger.

         5.17. Parent's Board of Directors. As of the Effective Time, Parent's Board of Directors shall cause (i) Lawrence to be designated as Chairman of the Board of Parent, (ii) the size of the Board to be increased by 2 members and
(iii) Lawrence and one other person (who shall be mutually agreeable to Lawrence and the Board of Parent) to be elected by the Board to fill such newly created directorships.



                                  ARTICLE VI.

                  CONDITIONS PRECEDENT TO PARENT'S OBLIGATIONS

         All obligations of Parent and Sub under this Agreement relating to the Merger on the Effective Date are subject to the fulfillment, prior to or at the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Parent):

         6.1. Confirmation of Representations and Warranties. Each of the representations and warranties of the Shareholders and Hollywood set forth in this Agreement (without regard to any exceptions for materiality or Material Adverse Effect) shall be true and correct both on the date hereof and on the Effective Date as if made at that time, except for inaccuracies in any such representations and warranties that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and except insofar as changes shall have occurred after the date hereof which are permitted by the Agreement.

         6.2. Compliance with Agreement. Each of the Shareholders and Hollywood shall have performed and complied in all material respects with all agreements, undertakings and obligations which are required to be performed or complied with by such person at or prior to the Closing.

         6.3. Shareholders and Officer Certificate. At the Closing the Shareholders shall have delivered to Parent a certificate dated the Effective Date and signed by the Shareholders and a duly authorized officer of Hollywood to the effect that the conditions specified in Sections 6.1 and 6.2 have been fulfilled.

         6.4. Consents. There shall have been received by the Shareholders and HMI, in form and substance satisfactory to Parent, all Third Party Consents and all consents and approvals of, or indications of no action by, any court or governmental authority deemed necessary or appropriate by Parent to the consummation of the transactions contemplated by this Agreement other than those that if not obtained would not have a Material Adverse Effect.

         6.5. HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

         6.6. Confirmation of Representations and Warranties. The Shareholders and HMI shall have furnished, or given sufficient access to, all information requested by Parent for it to confirm the truth and accuracy of the representations and warranties of Hollywood and the Shareholders contained herein.

         6.7. No Violation. Parent shall be satisfied that neither the consummation of the transactions contemplated hereby nor the ownership of any or all of the Shares would result in any violation of applicable law, regulation, rule, judgement, decree or order of any federal or state or provincial governmental authority or court.

         6.8. Absence of Material Changes. Since the date hereof, there shall have been no material adverse change in the business, financial condition, assets or liabilities of HMI, or discovery of a condition or occurrence of any event which might result in a material adverse change in the business, financial condition, assets or liabilities of HMI.

         6.9. Disclosure Schedule. All supplements or amendments to the Disclosure Schedule made by Hollywood or the Shareholders prior to the Closing that could reasonably be expected to have a Material Adverse Effect shall be acceptable to Parent in its sole discretion.

         6.10. Deliveries. At the Closing:

                  (a) Lawrence shall have executed and delivered the Employment Agreement attached hereto as Exhibit B;

                  (b) the Shareholders shall have executed and delivered the Registration Rights Agreement attached hereto as Exhibit C;

                  (c) The Shareholders and Hollywood shall have executed and delivered such other documents and instruments necessary or appropriate to consummate the transactions contemplated hereby; and

                  (d) Counsel for Hollywood, Mayor, Day, Caldwell and Keeton, L.L.P., shall have delivered its opinion regarding the good standing of HMI, the authorization and enforceability of this Agreement, Hollywood's authorized and outstanding capital stock, and litigation known to such counsel, all in the form reasonably satisfactory to Parent and its counsel.

                                  ARTICLE VII.

              CONDITIONS PRECEDENT TO THE SHAREHOLDERS' OBLIGATIONS

         All obligations of the Shareholders under this Agreement relating to the Merger on the Effective Date are subject to the fulfillment, prior to or at the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Shareholders):

         7.1. Confirmation of Representations and Warranties. Each of the representations and warranties of Parent and Sub set forth in this Agreement (without regard to any exceptions for materiality or Material Adverse Effect) shall be true and correct both on the date hereof and on the Effective Date as if made at that time, except for inaccuracies in any such representations and warranties that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and except insofar as changes shall have occurred after the date hereof which are permitted by the Agreement.

         7.2. Compliance with Agreement. Each of Parent and Sub shall have performed and complied with all agreements, undertakings and obligations that are required to be performed or complied with by it at or prior to the Closing.

         7.3. Parent Certificate. At the Closing, Parent and Sub shall have delivered to the Shareholders the Parent's certificate and the Sub's certificate dated the Effective Date and signed by a duly authorized officer of Parent and the Sub, as the case may be, to the effect that the conditions specified in
Section 7.1 and 7.2 have been fulfilled.

         7.4. Absence of Material Changes. Since the date hereof, there shall have been no material adverse change in the business, financial condition, assets or liabilities of Parent or of the Sub, or discovery of a condition or occurrence of any event which might result in a material adverse change in the business, financial condition, assets or liabilities of Parent or of the Sub.

         7.5. Consents. There shall have been received by the Shareholders and Hollywood in form and substance satisfactory to the Shareholders, all Third Party Consents and all consents and approvals of, or indications of no action by, any court or governmental authority and all approvals, consents and authorizations of lessors deemed necessary or appropriate by the Shareholders to the consummation of the transactions contemplated by this Agreement, other than those that if not obtained would not have a Material Adverse Effect.

         7.6. HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

         7.7. Confirmation of Representations and Warranties. Parent shall have furnished, or given sufficient access to, all information requested by Hollywood and the Shareholders for them to confirm the truth and accuracy of the representations and warranties of Parent contained herein.

         7.8. Deliveries. At the Closing:

                  (a) The Parent shall have delivered the Merger Consideration;

                  (b) The Parent and Lawrence shall have executed and delivered the Employment Agreement attached hereto as Exhibit B;

                  (c) The Parent shall have executed and delivered the Registration Rights Agreement attached hereto as Exhibit C;

                  (d) The Parent and Sub shall have executed and delivered such other documents and instruments necessary or appropriate to consummate the transactions contemplated hereby;

                  (e) Counsel for the Parent, Jenkens & Gilchrist, P.C., shall have delivered its opinion regarding the good standing of the Parent and the Sub, the authorization and enforceability of this Agreement, Parent's authorized and outstanding capital stock, and the due issuance and delivery of the Parent Shares, all in the form reasonably satisfactory to Hollywood and its counsel.

                                 ARTICLE VIII.

                               CLOSING PROCEDURES

         8.1. Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place following the satisfaction (or waiver) of all conditions precedent to Closing (the "Satisfaction of Conditions") on the later of the dates set forth below:

                  (i) the fifth business day following the date on which the Parent has obtained financing for the Merger that is satisfactory to the Parent, provided that such date is not later than October 15, 1999, or

                  (ii) the fifth business day following Satisfaction of Conditions, or

                  (iii)    such other date as the parties mutually agree upon

(as appropriate, the "Effective Date"), at 10:00 a.m. at such place as may be mutually agreed upon by the parties. Simultaneously with and at the Closing, Parent, Sub and Hollywood shall execute and file the Articles of Merger with the Texas Secretary of State and the Certificate of Merger with the Delaware Secretary of State, upon which filing the Effective Time shall occur and the parties hereto shall make the deliveries contemplated by Sections 6.10 and 7.8. All documents to be delivered at the Closing shall, (a) if such documents are attached hereto as exhibits, be in substantially the form attached hereto, except as agreed by the parties, and (b) if such documents are not attached as exhibits, be in such form and contain such terms as the parties shall mutually reasonably agree upon.

                                  ARTICLE IX.

                    ACCESS TO INFORMATION AND CONFIDENTIALITY

         The parties agree that the Confidentiality Agreements dated March 10, 1999 ("Confidentiality Agreements") shall remain in full force and effect.

                                   ARTICLE X.

            NON-SURVIVAL OF REPRESENTATIONS AND RELEASE OF LIABILITY

         10.1. Non-Survival of Representations and Warranties by HMI and the Shareholders. Except as provided in the following sentence, the representations and warranties made in this Agreement by Hollywood and the Shareholders shall terminate at the Closing and the Shareholders shall have no further liability after Closing except for written statements made by the Shareholders that were known to be untrue at the time that they were made. Notwithstanding the prior sentence, (i) the representations and warranties contained in Section 2.7(a) ("S-Corp Reps") shall survive the Closing and (ii) the representations and warranties contained in Section 2.24 with respect to, and only with respect to, the properties currently owned or leased by HMI that are known as the Matagorda, Red River, Channelview and Harahan properties ("Environmental Reps") shall survive the Closing until the date that is one year after the Effective Date.

         10.2. Release of Liability. Parent agrees that on and after the Effective Date (the "Liability Termination Date") Shareholders shall have no liability or responsibility whatsoever to any person, including without limitation Parent or the Sub for, and Parent and Sub each unconditionally releases Shareholders from, any liability or obligation of, or relating to, HMI of whatever kind or nature, whether contingent or absolute, whether arising prior to, on or after, and whether determined or indeterminable on, the Liability Termination Date, and whether or not specifically referred to in this Agreement, including without limitation, liabilities and obligations (x) relating to this Agreement and the transactions contemplated hereby, (y) arising out of or due to any breach of any representation or warranty made by Shareholders or the breach of any covenant or warranty made by Shareholders or the breach of any covenant, undertaking or other agreement of Shareholders contained in this Agreement and (z) relating to any violation of any present or future environmental law or regulation; provided that this Section shall not constitute a release of the Shareholders from any liability for a breach of the S-Corp Reps and Environmental Reps to the extent that they survive pursuant to
Section 10.1 (subject to any limitations in Sections 10.3 and 10.4).

         10.3. Indemnification by Shareholders. Subsequent to the Effective Time, the Shareholders, jointly and severally, shall indemnify and hold harmless Parent, Sub and the Surviving Corporation (and their respective directors, officers, employees, agents, affiliates and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses, including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys' fees, whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing, including under CERCLA, ("Losses") based upon any breach of the S-Corp Reps or Environmental Reps. No person shall have a right to recovery against the Shareholders for any Losses other than through the exercise of the indemnification rights set forth in this Section, which shall constitute the sole and exclusive remedy after the Effective Date for any breach by Hollywood or the Shareholders of any representation or warranty contained herein or in any certificate or other instrument delivered pursuant hereto, other than a fraudulent or intentional breach.

         10.4. Limitations on Indemnification by Shareholders. The indemnity pursuant to Section 10.3 is subject to the following limitations:

         (a) Following the expiration of the period of the Environmental Reps, the Parent may not bring any action or present any claim for indemnification for a breach of the Environmental Reps (including those relating to CERCLA); provided that Parent may pursue any claim or action after the expiration of the period if it has first given the Shareholders notice of such claim prior to the expiration of such period.

         (b) The Shareholders shall have no liability for any breach of the Environmental Reps unless and until Losses therefor exceed $1,000,000 in the aggregate, and then only to the extent of such Losses in excess thereof.

         (c) The maximum liability of the Shareholders for any breach of the Environmental Reps shall be $10,000,000 in the aggregate.

         10.5. Notice of Claims; Defense. Promptly after receipt of notice of any third-party claim that could result in Losses for which a party may seek indemnification hereunder (which for purposes of this Section 10.5 shall be defined as "Parent"), Parent shall give written notice thereof to the Shareholders, but such notification shall not be a condition to indemnification hereunder except to the extent of actual prejudice to the Shareholders. The notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within 30 days after receiving such notice the Shareholders give written notice to the Parent stating that they intend to defend against such claim, liability or expense at their own cost and expense, then defense of such matter, including selection of counsel (subject to the consent of the Parent, which consent shall not be unreasonably withheld), shall be by the Shareholders and the Parent shall make no payment on such claim, liability or expense as long as the Shareholders are conducting a good faith and diligent defense. Notwithstanding the foregoing, the Parent shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the Shareholders and the Parent and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the Parent shall be paid by the Shareholders. Notwithstanding any participation of the Parent in such defense, the Shareholders shall control any compromise or settlement of a claim, which will only be entered into following reasonable, prior written notice to the Parent for its consent, which consent shall not be unreasonably withheld. If no such notice of intent to dispute and defend is given by the Shareholders, or if such diligent good faith defense is not being or ceases to be conducted, the Parent shall, at the expense of the Shareholders, undertake the defense of such claim, liability or expense with counsel selected by the Parent, and shall have the right to compromise or settle the same, which will only be entered into following reasonable, prior written notice to the Shareholders for their consent, which consent shall not be unreasonably withheld. Each party shall make available all information and assistance that the other party may reasonably request and shall cooperate with the other party in such defense.

         10.6. Notice of Governmental Actions; Defense. Promptly after receipt of notice of any governmental investigation or claim that could result in Losses based on Environmental Reps for which Parent may seek indemnification hereunder, Parent shall give written notice thereof to the Shareholders, but such notification shall not be a condition to indemnification hereunder except to the extent of actual prejudice to the Shareholders. The notice shall state the information then available regarding the amount and nature of such claim, liability or expense. The negotiation and defense of such matter, including selection of counsel (subject to the consent of the Shareholders, which consent shall not be unreasonably withheld), shall be by the Parent, and the Shareholders shall make no payment on any claim, liability or expense until such matter is concluded and Losses, if any, are determined. Notwithstanding the foregoing, the Shareholders shall at all times have the right to fully participate in such matter at their own expense directly or through counsel. Notwithstanding any participation of the Shareholders in such matter, the Parent shall control any compromise or settlement, which will only be entered into following reasonable, prior written notice to the Shareholders for their consent, which consent shall not be unreasonably withheld. If Parent fails to act or resolve such matter, then the Shareholders shall, at their own expense, undertake the resolution of such matter with counsel selected by the Shareholders, and shall have the right to compromise or settle the same, which will only be entered into following reasonable, prior written notice to the Parent for its consent, which consent shall not be unreasonably withheld. Each party shall make available all information and assistance that the other party may reasonably request and shall cooperate with the other party in such defense.

         10.7. Performance After Effective Date. This Article X shall not limit the additional agreements of the parties hereto referred to in Section 1.5 or any Section in Article V which by its terms explicitly contemplates performance after the Effective Date, and the liability of Parent or Sub to Shareholders for its representations, warranties and covenants contained herein shall survive the Effective Date.

         10.8. Disputes. Any disputes under this Article X between the parties hereto shall be settled by arbitration in Houston, Texas under the auspices of, and in accordance with the rules of the American Arbitration Association by an arbitrator who is mutually agreeable to the parties hereto, or, if the parties cannot agree on the selection of the arbitrator, then before three arbitrators, one of which shall be appointed by Parent, one of which shall be appointed by the Shareholders acting together, and the third of which shall be chosen by the American Arbitration Association (such arbitrator or arbitrators hereinafter referred to as the "Arbitrator"). The decision in such arbitration shall be final and binding on the parties, and judgment upon such decision may be entered in any court having jurisdiction thereof. The parties hereby agree that the Arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Article X. The Parent and the Shareholders (take together) shall each pay one-half of all expenses of the Arbitrator incurred in any arbitration hereunder, provided, however that a party shall bear all expenses of the Arbitrator and all of the legal fees and out-of-pocket expenses of the other party if the Arbitrator determines that the claim or position of such party was frivolous.

                                     ARTICLE

                                  MISCELLANEOUS

         11.1. Memorandum; Disclaimer of Projections. The Shareholders and Hollywood make no representation or warranty to Parent or Sub except as specifically made in this Agreement. In particular, the Shareholders make no representation or warranty to Parent or Sub with respect to (a) the information set forth in the Confidential Information Memorandum dated March 1999 distributed by Banc of America Securities LLC on behalf of Hollywood in connection with the transactions contemplated hereby or (b) any financial projection or forecast relating to HMI. With respect to any such projection or forecast delivered to Parent or Sub, Parent and Sub each acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) it is familiar with such uncertainties, (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts so furnished to it and (iv) it shall have no claim against the Shareholders, Hollywood or Banc of America Securities LLC with respect thereto.

         11.2. Knowledge. When used in this Agreement, the phrase "to the knowledge of" or variants thereof shall mean the actual knowledge of Lawrence, Steve Valerius and Robert B. Egan, or any of them, as of the applicable date after reasonable investigation or inquiry.

         11.3. Expenses. Except as otherwise specifically provided in this Agreement, Hollywood shall bear its and the Shareholders' expenses incurred incident to the negotiation and preparation of this Agreement and related documents and the Merger contemplated hereunder. Parent shall bear its expenses in connection therewith.

         11.4. Parties Bound. Except to the extent otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, administrators, guardians, successors and assigns; and no other person shall have any right, benefit or obligation hereunder.

         11.5. Notices. Any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing, and delivered personally or mailed by certified or registered mail, postage prepaid, at the following addresses (or at such other address for a party or shall be specified by like notice):

         If to Parent or Sub, addressed to:

                  Kirby Corporation
                  1775 St. James Place, Suite 200
                  Houston, Texas 77056
                  Attention: J.H. Pyne, President

         With a copy (which shall not constitute notice) to:

                  Jenkens & Gilchrist, a Professional Corporation
                  1445 Ross Avenue, Suite 3200
                  Dallas, Texas 75202
                  Attention:  Thomas G. Adler

         If to the Shareholders, addressed to:

                  C. Berdon Lawrence
                  3707 Knollwood
                  Houston, TX  77019

                  Berdon Lawrence 1999 Retained Annuity Trust
                  c/o Robert B. Egan and Eddy J. Rogers, Jr., Co-Trustees 55 Waugh Drive, 10th Floor
                  Houston, TX  77007

                  Berdon Lawrence GST Trusts
                  c/o Robert B. Egan and Eddy J. Rogers, Jr., Co-Trustees 55 Waugh Drive, 10th Floor
                  Houston, TX  77007

         If to Hollywood, addressed to:

                  55 Waugh Drive, 10th Floor
                  Houston, TX  77007
                  Attention:  C. Berdon Lawrence, President

         With a copy (which shall not constitute notice) to:

                  Mayor, Day, Caldwell & Keeton, L.L.P.
                  700 Louisiana, Suite 1900
                  Houston, TX  77002-2778
                  Attention:  Eddy J. Rogers, Jr.

         11.6. CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED, AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, EXCEPT WITH RESPECT TO MATTERS OF LAW CONCERNING THE INTERNAL AFFAIRS OF ANY CORPORATE ENTITY WHICH IS A PARTY TO OR THE SUBJECT OF THIS AGREEMENT, AND AS TO THOSE MATTERS THE LAW OF THE STATE OF INCORPORATION OR ORGANIZATION OF THE RESPECTIVE ENTITY SHALL GOVERN.

         11.7. Jurisdiction and Venue. The parties hereto agree that any suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in the United States District Court for the Southern District of Texas or in a Texas state court located in

Harris County. Each party waives any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

         11.8. Disclosure Schedule. Certain agreements and other matters are listed in the Disclosure Schedule for informational purposes only, notwithstanding the fact that, because they do not rise above applicable materiality thresholds or otherwise, they are not required to be listed therein by the terms of this Agreement. In no event shall the listing of such agreements or other matters in the Disclosure Schedule be deemed or interpreted to broaden or otherwise amplify the Shareholders' or Hollywood's representations and warranties, covenants or agreements contained in this Agreement, and nothing in the Disclosure Schedule shall influence the construction, interpretation or survival of any of the representations and warranties contained in this Agreement. The headings contained in the Disclosure Schedule are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in the Disclosure Schedule or this Agreement. Furthermore, the disclosure of a particular item of information in the Disclosure Schedule shall not be taken as an admission by the Shareholders that such disclosure is required to be made under the terms of any of such representations and warranties. All disclosures in the Disclosure Schedule made against representations and warranties in this Agreement are made generally, and none of such disclosures relates to any particular Section. Where any information set forth in the Disclosure Schedule comprises expressions of opinions, no warranty is given as to their accuracy, but unless otherwise stated therein, such opinions are bona fide held by HMI or, to the knowledge of HMI, by such other person to whom they are attributed. Terms defined in this Agreement and not otherwise defined in the Disclosure Schedule are used therein as defined in this Agreement.

         11.9. Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto, including the Disclosure Schedule (including the disclosure materials and cover letter with respect thereto delivered pursuant to Section 2.12), constitutes the entire Agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties except for the Confidentiality Agreements and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless it shall be specifically designated to be a supplement, modification or waiver of this Agreement and shall be executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         11.10. Termination. Prior to the Closing, this Agreement may be terminated by the mutual consent of Parent (for itself and on behalf of Sub) and the Shareholders, or upon the following conditions:

         (i) by the Shareholders or Parent because of the institution by state, local, or federal governmental authorities or by any other person of material litigation or proceedings against any of the parties seeking (A) to restrain, enjoin or otherwise limit the ability of the parties to enter into or consummate the transaction or, (B) to restrict HMI's ability to conduct its business as presently conducted;

         (ii) by the Shareholders or Parent if Closing has not been scheduled in accordance with Section 8.1 by October 15, 1999 and such Closing does not thereafter take place as scheduled, unless the sole reason for the Closing not being scheduled is because any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have not have expired or been terminated, in which case the Shareholders or the Parent may not terminate this Agreement pursuant to this clause (iv) until after December 15, 1999.

         11.11. Liability for Termination. The parties hereto agree that the termination of this Agreement shall constitute the sole and exclusive remedy of each party in the event that the other party breaches any term or condition hereof or fails to meet the conditions precedent hereto; provided however, (i) if all of the conditions of Closing set forth in Article VI are satisfied and Parent and Sub fail to consummate the transactions contemplated by this Agreement in accordance with Section 8.1, Parent shall pay Hollywood the cash sum of $8,000,000 as liquidated damages to compensate it for the breach of this Agreement by the Parent or Sub, and (ii) the foregoing remedies shall not preclude the pursuit of additional remedies by any party for a willful breach of this Agreement by another party hereto that occasions the termination hereof.

         11.12. Assignment. The Agreement may not be assigned by operation of law or otherwise.

         11.13. Attorneys' Fees. If any action or proceeding is brought by any party with respect to this Agreement or the transactions referred to herein, or with respect to the interpretation, enforcement or breach hereof, the prevailing party in such action shall be entitled to an award of all reasonable costs of litigation, including, without limitation, attorneys' fees, to be paid by the losing party, in such amounts as may be determined by the court having jurisdiction of such action or proceeding.

         11.14. Further Assurances. From time to time hereafter and without further consideration, the Shareholders and Hollywood shall execute and deliver such additional or further instruments of conveyance, assignment and transfer and take such actions as Parent may reasonably request in order to more effectively consummate the Merger as shall be reasonably necessary or appropriate in connection with the carrying out of the obligations of the Shareholders and Hollywood hereunder or the purposes of this Agreement. From time to time hereafter and without further consideration, Parent and Sub shall execute and deliver such additional or further instruments of assumption and take such actions as the Shareholders may reasonably request or as shall be reasonably necessary or appropriate in connection with the carrying out of Parent's or the Sub's obligations hereunder, by virtue of the Merger, or to effectuate the purposes of this Agreement.

         11.15. Announcements and Press Releases. The initial public announcement concerning this Agreement shall be approved by the Shareholders, Hollywood and the Parent. Any further press releases or any other public announcements concerning this Agreement or the transactions contemplated hereby shall be approved by the Shareholders, Hollywood and the Parent; provided, however, that if Parent reasonably believes that it has a legal obligation to make a press release, it will consult with Hollywood and the Shareholders to the extent reasonably possible, but it may make a release without such approval.

         11.16. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.17. Headings. The headings of the several articles and sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         11.18. Severability. Each article, section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

                              KIRBY CORPORATION

                              By: /s/ J.H. PYNE
                                 -----------------------------------
                                  J.H. Pyne, President


                              KIRBY INLAND MARINE, INC.

                              By: /s/ J.H. PYNE
                                 -----------------------------------
                                  J.H. Pyne, President


                              HOLLYWOOD MARINE, INC.

                              By: /s/ CHARLES BERDON LAWRENCE
                                 -----------------------------------
                                  C. Berdon Lawrence, President



                              /s/ CHARLES BERDON LAWRENCE
                              -------------------------------------------------
                              C. Berdon Lawrence


                              /s/ ROBERT B. EGAN
                              -------------------------------------------------
                              Robert B. Egan, Co-Trustee for the Berdon
                              Lawrence 1999 Retained Annuity Trust


                              /s/ EDDY J. ROGERS, JR.
                              -------------------------------------------------
                              Eddy J. Rogers, Jr., Co-Trustee for the Berdon Lawrence 1999 Retained Annuity Trust


                              /s/ ROBERT B. EGAN
                              -------------------------------------------------
                              Robert B. Egan, Co-Trustee for the Berdon
                              Lawrence GST Trusts


                              /s/ EDDY J. ROGERS
                              -------------------------------------------------
                              Eddy J. Rogers, Jr., Co-Trustee for the Berdon Lawrence GST Trusts